Exhibit 10.1

AMENDED AND RESTATED
MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (the “Agreement”), effective as of February 23, 2016, is by and between SPH Services, Inc. (“SPH Services”), a Delaware corporation, having an office at 590 Madison Avenue, 32nd Floor, New York, New York 10022, and Handy & Harman Ltd., a Delaware corporation, and Handy & Harman Group Ltd., a Delaware corporation (collectively, the “Company”), having an office at 1133 Westchester Avenue, Suite N222, White Plains, New York 10604.

W I T N E S S E T H:

WHEREAS, the Company and SP Corporate Services LLC (“SP Corporate”), a Delaware limited liability company, are parties to a Management Services Agreement dated as of January 1, 2012, as amended pursuant to Amendment No. 1 dated as of March 27, 2013, and Amendment No. 2 dated as of May 3, 2015 (the “Management Services Agreement”), whereby SP Corporate furnishes the Company and its subsidiaries with certain Services (as defined herein);

WHEREAS, pursuant to Section 14.04 of the Management Services Agreement, SP Corporate wishes to assign its rights and responsibilities under the Management Services Agreement to SPH Services, its parent company, and SPH Services wishes to assume such rights and responsibilities (the “Assignment”);

WHEREAS, pursuant to the execution of this Agreement, the Company hereby irrevocably acknowledges and consents to the Assignment;

WHEREAS, the parties desire to amend and restate the Management Services Agreement to have SPH Services furnish certain services to the Company, as set forth on Exhibit A attached hereto, as it may be amended from time to time pursuant to the terms hereof (the “Services”), and make certain other changes, and SPH Services has agreed to furnish the Services, pursuant to the terms and conditions hereinafter set forth; and

WHEREAS, the Company has obtained all necessary approvals under its corporate governance documents for its entry into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.     Engagement of SPH Services

1.01.     During the term of this Agreement, SPH Services shall provide to the Company such Services, as more fully described and defined on Exhibit A, as may be necessary or desirable or as may be reasonably requested or required, in connection with the business, operations and affairs, both ordinary and extraordinary, of the Company and its subsidiaries and affiliates.

In performing the Services, SPH Services shall be subject to the supervision and control of the board of directors of the Company or any authorized officers or employees, as designated by the board of directors. SPH Services may incur obligations or enter into transactions on behalf of the Company subject to any mutually agreed upon limits as established from time to time by the Company and SPH Services.

1.02.     While the amount of time and personnel required for performance by SPH Services hereunder will necessarily vary depending upon the nature and type of Services, SPH Services shall devote such time and effort and make available such personnel as may from time to time reasonably be required for the performance of the Services hereunder.

1.03.     Exhibit A may be amended from time to time to provide for additional Services, the elimination of certain Services, increases or decreases to the compensation paid hereunder, or other changes, upon the mutual agreement of the parties hereto.

Section 2.     Term

2.01.     This Agreement shall commence effective as of February 23, 2016, and shall continue through December 31, 2016, and shall automatically renew for successive one (1) year periods unless and until terminated by any party, on any anniversary date, upon not less than thirty (30) days prior written notice to the other. If an involuntary or voluntary case or proceeding is commenced against or by the Company under the United States Bankruptcy Code, as amended, or any similar federal or state statute, any party hereto may terminate this Agreement upon thirty (30) days prior written notice to the others.

2.02.     In the event the Company terminates this Agreement pursuant to Section 2.01, the Company shall establish a reserve fund, in an amount to be determined in good faith by the board of directors of SPH Services, for the payment of any and all expenses incurred or due by SPH Services following the termination of the Agreement on behalf of or attributable to the Services provided to the Company in accordance with Section 3.02 hereof. Any unused portion of the reserve fund will be promptly returned to the Company at such time or times as SPH Services determines that no further payments are due and no further potential liability attributable to the Services remains.

Section 3.     Payments to SPH Services

3.01.     In consideration of the Services furnished by SPH Services hereunder, the Company shall pay to SPH Services a fixed monthly fee as set forth in Section 3.02 in advance on the first day of each month, subject to equitable adjustment for any increased costs between fee periods, and which shall otherwise be adjusted upon agreement by the parties upon the amendment of Exhibit A pursuant to Section 1.03.

3.02.     In addition to the fixed monthly fee set forth in Section 3.01 hereof, the Company shall promptly reimburse SPH Services and its representatives for (a) all expenses, regardless of when incurred, whether during the term hereof or in the future, including any extraordinary or nonrecurring expenses, paid or incurred by SPH Services on behalf of or attributable to the Services provided to the Company, including, but not limited to, any expenses related to severance payments or lease liabilities; and (b) the Company’s pro rata share of all other expenses, regardless of when incurred, whether during the term hereof or in the future, including any extraordinary or nonrecurring expenses, if not exclusively attributable to another client of SPH Services, which were paid or incurred by SPH Services, including, but not limited to, any expenses related to severance payments or lease liabilities. The expenses described in the immediately preceding clause (b) above shall be allocated among all of SPH Services’ clients based on the annual fees of such clients as of the date of this Agreement.

3.03.     SPH Services shall earn a reasonable success fee to be mutually agreed to by the parties for any acquisition or financing transaction completed by the Company during the term of this Agreement.

Section 4.     Limitation on Liability

To the fullest extent permitted by law and as consistent with the Company’s By-laws and Certificate of Incorporation, as each may be amended from time to time (the “Company's Charter Documents”), SPH Services and its officers, directors, employees and agents shall not be liable to the Company, any affiliate thereof or any third party for any losses, claims, damages, liabilities, penalties, obligations or expenses, including reasonable legal fees and expenses, of any kind or nature whatsoever due to any act or omission in connection with the rendering of the Services hereunder, unless that act or omission constitutes gross negligence, willful misconduct or fraud. Further, SPH Services shall reasonably rely on information provided to it about the Company, if any, that is provided by the Company or the Company’s affiliates, employees or agents. In no event shall SPH Services be liable for any error or inaccuracy of any report, computation or other information or document produced in accordance with this Agreement, for whose accuracy the Company assumes all responsibility, unless resulting from the gross negligence or willful misconduct of SPH Services or SPH Services’ officers, directors, employees or agents.

Section 5.     Indemnity and D&O Insurance

To the fullest extent permitted by law and as consistent with the Company's Charter Documents, the Company shall defend, indemnify, save and hold harmless SPH Services and its officers, directors, employees, agents, successors or assigns (the “Indemnitees”) against any claims, liabilities, damages, losses, costs or expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim of any nature whatsoever resulting from the Indemnitees’ activities or services under this Agreement, including any activities or services rendered prior to the date hereof for the Company by the Indemnitees or any predecessor thereto (a “Claim”), except to the extent occasioned by the gross negligence or willful misconduct of the Indemnitees. At the written request of SPH Services and/or its representatives, the Company will advance to them the legal or other costs and reasonable expenses of investigating or defending against any Claim in advance of the final disposition of such Claim. To the fullest extent permitted by law and as consistent with the Company’s Charter Documents, the Company’s obligation to indemnify SPH Services hereunder shall extend to and inure to the benefit of the Indemnitees. The Company shall cause each Indemnitee to be covered by the Company’s D&O insurance policy applicable to other officers and directors and shall provide a letter of indemnity to any of the Indemnitees upon their request. If SPH Services or any Indemnitee should reasonably determine its interests are or may be adverse to the interests of the Company, SPH Services or such Indemnitee may retain its own counsel in connection with such claim or alleged claim or action, in which case the Company shall be liable, to the extent permitted under this Section 5, to SPH Services or such Indemnitee for any reasonable and documented legal, accounting or other directly related fees and expenses incurred by SPH Services or such Indemnitee in connection with its investigating or defending such claim or alleged claim or action. In addition, neither SPH Services nor any of its officers, directors, members, employees, affiliates or consultants shall be liable to the Company or any third party for any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of SPH Services is advised of the possibility or likelihood of the same.

Section 6.     Confidential Information

SPH Services shall not at any time during or following the termination or expiration for any reason of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except where necessary in connection with the furnishing of the Services under this Agreement), appropriate or use, or cause or permit any other person to appropriate or use, any of the Company’s inventions, discoveries, improvements, trade secrets, copyrights or other proprietary, secret or confidential information not then publicly available.

Section 7.     Non-Exclusive Arrangement; Conflicts of Interest

7.01.     The Company acknowledges that SPH Services and its Affiliated Companies (as defined below) has in the past and may from time to time in the future enter into agreements similar to this Agreement with other companies pursuant to which SPH Services may agree to provide services similar in nature to the Services being provided hereunder. The Company understands that the person or persons providing the Services hereunder may also provide similar or additional services to other companies, including as officers and directors of such companies. In addition, to the extent business opportunities arise, the Company acknowledges that SPH Services will be under no obligation to present such opportunity to the Company, and SPH Services may, in its sole discretion, present any such opportunity to whatever company it so chooses, or to none at all; provided, however, nothing contained herein shall affect or otherwise limit the fiduciary obligations of the officers and directors of the Company.

7.02.     The Company, SPH Services and their respective Affiliated Companies (as defined below) recognize and acknowledge that as a result of SPH Services providing the Services pursuant to this Agreement the potential for conflicts of interest exist between and/or among SPH Services, the Company, Affiliated Companies of SPH Services and the Company and the respective officers and directors of SPH Services and the Company, including but not limited to (i) that an Affiliated Company of SPH Services may be a majority or significant stockholder of the Company, (ii) that directors, officers, members and/or employees of SPH Services or of Affiliated Companies of SPH Services may serve as directors and/or officers of the Company, (iii) that SPH Services and Affiliated Companies thereof may engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, (iv) that SPH Services and Affiliated Companies thereof may have an interest in the same areas of corporate opportunity as the Company and Affiliated Companies thereof, and (v) that SPH Services and Affiliated Companies thereof may engage in material business transactions with the Company and Affiliated Companies thereof, including (without limitation) providing the Services to or being a significant supplier of the Company and Affiliated Companies thereof. The Company further recognizes, acknowledges and agrees that any such conflicts of interest shall be resolved by SPH Services in its sole discretion.

7.03.     For purposes of this Agreement, “Affiliated Companies” shall mean in respect of SPH Services any entity which is controlled by SPH Services, controls SPH Services or is under common control with SPH Services (other than the Company and any entity that is controlled by the Company) and in respect of the Company shall mean any entity which is controlled by the Company, controls the Company or is under common control with the Company (other than SPH Services and any entity that is controlled by SPH Services).

7.04.     The Company represents and warrants that all requisite approvals under the Company’s corporate governance documents necessary for the approval of this Agreement have been obtained.

Section 8.     General

8.01.     This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior representations and agreements, whether oral or written, and cannot be modified, changed, waived or terminated except by a writing signed by both of the parties hereto. No course of conduct or trade custom or usage shall in any way be used to explain, modify, amend or otherwise construe this Agreement.

8.02.     All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by nationally recognized overnight carrier, one day after being sent, or mailed by first class registered or certified mail, return receipt requested, five days after being sent.

8.03.     This Agreement shall be construed under the laws of the State of New York and the parties hereby submit to the personal jurisdiction of any federal or state court located therein, and agree that jurisdiction shall rest exclusively therein, without giving effect to the principles of conflict of laws.

8.04.     This Agreement may not be assigned by any party without the prior written consent of the other parties to this Agreement; provided, however, SPH Services may assign this Agreement to an affiliate.

8.05.     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.06.     Sections 3.02, 4, 5 and 6 shall survive any expiration or termination of this Agreement.

8.07.     Except as specifically provided herein, none of the parties shall act or represent or hold itself out as having authority to act as an agent or partner of any other party, or in any way bind or commit any other party to any obligations. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible for its obligations set forth in this Agreement. Except as otherwise provided herein, neither party shall be responsible for the compensation, the withholding of taxes, workers compensation, or any other employer liability for the employees and agents of the other party. Without limiting the generality of the foregoing, the parties acknowledge and agree that SPH Services is an independent contractor and that neither SPH Services nor its employees are employees of the Company. SPH Services or an Affiliated Company of SPH Services shall timely withhold and pay all taxes and file all reports required by applicable law to be withheld, paid and filed for their respective employees, including the persons providing services pursuant to Exhibit A.

The parties have duly executed this Agreement as of the date first above written.

SPH SERVICES, INC.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe Jr.
Title: President

HANDY & HARMAN LTD.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe Jr.
Title: Chief Financial Office

HANDY & HARMAN GROUP LTD.

By:	/s/ James F. McCabe, Jr.
Name: James F. McCabe Jr.
Title: Senior Vice President

EXHIBIT A

The “Services” shall include providing the non-exclusive services of a person or people to serve in the following position or functions, and perform duties normally associated with that specific or substantially equivalent position or function for the Company:

●	Accounting

●	Assistant Controller

●	Administration

●	Benefits

●	Business Development

●	Chief Accounting Officer

●	Chief Executive Officer

●	Chief Financial Officer

●	Chief Legal Officer

●	Compliance

●	Controller

●	Corporate Secretary

●	Environmental, Health and Safety

●	Finance

●	General Counsel

●	Human Resources

●	Internal Audit

●	Internal Auditor Director

●	Information Technology

●	Investment Management

●	Investor Relations

●	Legal

●	Marketing

●	Operating Group Management

●	Operational Excellence

●	Payroll

●	Pension Administration

●	Principal Executive Officer

●	Procurement

●	Public Relations

●	Risk

●	Tax

●	Treasurer

●	Treasury

The monthly fee for providing the Services shall be $879,244.50, paid in advance on the first day of the month.